Exhibit 5.1

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

14 October 2020

Smith & Nephew plc Building 5 Croxley Park Hatters Lane Watford Hertfordshire WD18 8YE United Kingdom

(the “Company”)

Dear Sir or Madam

Smith & Nephew plc – Prospectus Supplement

We have acted as advisers as to English law to Smith & Nephew plc (the “Company”), a public limited company organised under the laws of England and Wales, in connection with its automatic shelf Registration Statement on Form-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) on 2 October 2020 as supplemented by the prospectus supplement dated 7 October 2020 (the “Prospectus Supplement”) for the purposes of registering, under the United States Securities Act of 1933, as amended (the “Securities Act”), the $1,000,000,000 aggregate principal amount of the Company’s 2.032% notes due 2030 to be issued pursuant to the Indenture referred to below (the “Notes” and the registration, offer and issue of such Notes being referred to herein as the “Transaction”).

For the purposes of this opinion, we have examined the documents listed in Schedule 1 to this opinion.

Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in Schedule 1 to this opinion.

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.
Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

Smith & Nephew plc	2	14 October 2020

system of law other than English law as currently applied by the English courts. In particular, we express no opinion on European Union law as it applies to any jurisdiction other than England and Wales. To the extent that the laws of the State of New York or of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any noncontractual obligations arising out of or in connection with this opinion.

We assume no obligation to notify you of any future changes in law, including any changes occurring as a result of the United Kingdom withdrawing from the European Union, which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

Opinions

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that:

1.	Corporate existence. The Company is a company that has been duly incorporated in Great Britain and registered in England and Wales as a public company limited by shares.

2.	Corporate power. The Company has the requisite corporate capacity to enter into the Indenture and to issue the Notes, and, in each case, to perform its obligations thereunder.

3.	Corporate action. All corporate action required to be taken by the Company to authorise the execution by it of, and the performance of its obligations under, the Indenture, and to issue the Notes, has been duly taken and each of the Indenture and the Notes has been duly executed by or on behalf of the Company.

This opinion is addressed to you for your own benefit for the purposes of the Prospectus Supplement to be filed under the Act. It may not be disclosed or furnished to, or used or relied upon by, any other person or used or relied upon by you for any other purpose without, in any such case, our prior written consent. We hereby give such consent to the filing of this opinion as an exhibit to a report on Form 6-K. In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully /s/ Davis Polk & Wardwell London LLP

Smith & Nephew plc	3	14 October 2020

Schedule 1
DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the New York law governed Indenture dated 14 October 2020 (the “Indenture”);

2.	a copy of the executed Notes in global form;

3.	a copy of the Registration Statement;

4.	a certificate from Susan Swabey, in her capacity as Secretary of the Company, dated 14 October 2020 (the “Secretary’s Certificate”) having attached to it, inter alia:

(a)	a copy of the certificate of incorporation in respect of the Company certified to be a true and correct copy;

(b)	a copy of the certificate of incorporation on change of name in respect of the Company certified to be a true and correct copy;

(c)	a copy of the certificate of incorporation on re-registration as a public limited company in respect of the Company certified to be a true and correct copy;

(d)	a copy of the articles of association of the Company certified to be a true and correct copy as at: (i) the date of the meeting of the Board of Directors of the Company held on 24 September 2020 (the “Board Meeting”); (ii) the date of the meeting of the committee of the Board of Directors of the Company (the “Committee”) held on 7 October 2020 (the “Committee Meeting”) and (iii) the date hereof;

(e)	a copy of the minutes of the Board Meeting (the “Board Minutes”) and a copy of the minutes of the Committee Meeting (the “Committee Minutes”) each certified to be a true and correct copy;

(f)	a copy of the Prospectus Supplement; and

(g)	a list of persons duly appointed as directors of the Company (who duly remain as directors of the Company), certified to be a true and correct copy.

5.	the results of an on-line search of the entries shown on the Companies House Direct online service on 13 October 2020 with respect to the Company (the "Company Search"); and

6.	the results of a telephone search with the Companies Court in London of the Central Index of Winding Up Petitions on 13 October 2020 with respect to the Company (the "Central Registry Search"),

and we have relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and search results.

Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries.

Smith & Nephew plc	4	14 October 2020

Schedule 2
ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.	all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

3.	all signatures (whether in physical or electronic form), stamps and seals on all documents that we reviewed are genuine; and the person who affixed any signature (whether in physical or electronic form) to any document is the person whose signature it purports to be or a person who had the authority of the person whose signature it purports to be to do so;

4.	all signatures (whether in physical or electronic form) which purport to have been attested were made in the presence of the purported witness. Each of the Indenture and the Notes has been signed by a person or persons identified in the Board Minutes or the Committee Minutes of the Issuer as a prospective signatory of the Indenture or of the Notes. Each signatory for whom an office or position or special authority is specified by his or her signature does in fact hold the specified office or position or special authority;

5.	each of the Indenture and the Notes is or are valid and binding on each party thereto under the laws of the State of New York by which they are expressed to be governed, and that the words and phrases used in the Indenture and the Notes have the same meaning and effect as they would have if they were governed by English law;

6.	the Notes have been duly authenticated and issued in accordance with the provisions of the Indenture, and the name of each holder of a Note will be correctly registered in the register maintained for that purpose;

7.	the Indenture has been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the authorisation of the Indenture by the Company, the laws of England);

8.	the Indenture and the Notes constitute, legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

9.	the provisions of article 108 of the articles of association of the Company (which limit the director’s authority to borrow) and any other limitation on the Company duly and properly to issue the Notes have been and will be duly observed;

10.	in relation to the Company:

(a)	each of the certificate of incorporation in the form referred to in paragraph 4(a) of Schedule 1 to this opinion, the certificate of incorporation on change of name in the form referred to in paragraph 4(b) of Schedule 1 to this opinion and the certificate of incorporation on re-registration as a public limited company in the form referred to in paragraph 4(c) of Schedule 1 are in force on the date hereof;

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(b)	the articles of association of the Company, in the form referred to in paragraph 4(d) of Schedule 1 to this opinion, were in force at the date and time of authorisation of the Indenture and are in force on the date hereof;

(c)	each of the Board Minutes and the Committee Minutes in the forms referred to in paragraph 4(e) of Schedule 1 to this opinion are complete and correct, and that no amendment has been made thereto; and

(d)	(i) that the meeting of the board of directors of the Company and the meeting of the Committee referred to in the Board Minutes and the Committee Minutes, respectively, were properly constituted and convened; (ii) that all relevant policies and procedures of the Company, including the terms of any delegation to the Committee were complied with; and (iii) that a quorum of properly appointed directors of the Company (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) was present throughout and that the resolutions referred to therein were properly passed at such meetings; that all relevant provisions of the Companies Act 2006 and the articles of association of the Company were duly observed and that such resolutions have not been amended, revoked or rescinded and are in full force and effect; and

11.	each of the statements contained in the Secretary’s Certificate is true and correct as at the date thereof and as at the date hereof;

12.	the directors of the Company acted in good faith and in accordance with their duties under all applicable laws and the articles of association of the Company in authorising the execution of each of the Indenture and the Notes;

13.	the execution and delivery of the Indenture and the Notes by the Company and the exercise of its rights and performance of its obligations under the Indenture and the Notes will sufficiently benefit, and are in the interests of, the Company;

14.	the Indenture has been executed and delivered by each party thereto and is not subject to any escrow or other similar arrangement;

15.	the Indenture and the Notes will be performed in accordance with its or their terms and none of them will be amended or modified in any way, and there are and will be no other arrangements nor any course of dealings which modify, supersede or otherwise affect any of the terms thereof, and there are no unknown facts or circumstances which are not apparent from the face of any document which may affect the conclusions in this opinion;

16.	the information revealed by the Company Search (i) is accurate in all respects and has not since the time of such search been altered, and (ii) is complete and included all relevant information which should properly have been submitted to the Registrar of Companies;

17.	the information revealed by the Central Registry Search with respect to the Company was accurate in all respects and has not since the time of such enquiry been altered;

18.	the Company is not restricted by contract or any other arrangement binding on it from entering into the Indenture or issuing the Notes nor has the Company entered into any documents other than those referred to in this opinion or any other arrangements which could affect the validity of this opinion;

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19.	the Notes have been and will be offered and sold in accordance with the provisions of the Indenture and as described in the Registration Statement and Prospectus Supplement and there will be no provision in any other supplement relating to the Notes or any other document which would affect the content of this opinion;

20.	the Indenture reflects the commercial intentions of the parties thereto and has been entered into in good faith on arm’s length terms, that each party made its own independent decision to enter into the Indenture and that, in respect of any party to the Indenture and its respective directors, employees, agents and advisers, there is no bad faith, fraud, coercion, duress or undue influence;

21.	all statements made as to matters of fact and all representations and warranties given by the respective parties in the Indenture were and are true, accurate and complete;

22.	the Company and each other person who is a party to the Indenture or otherwise involved in the issue of the Notes or the Transaction has complied with and will comply with all applicable provisions of Regulation (EU) No 596/2014 on market abuse (“MAR”), Regulation (EU) 2017/1129 (the “Prospectus Regulation”), the Financial Services and Markets Act 2000 (the “FSMA”) and the Financial Services Act 2012 (the “FSA”) and any regulations made under any of MAR, the Prospectus Regulation, the FSMA and the FSA with respect to anything done or to be done by it in connection with the Indenture or the Transaction in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA and section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA;

23.	the Notes have not been and will not be offered in the European Economic Area or in the United Kingdom to any “retail investor” within the meaning given to that term in Regulation (EU) No 1286/2014 on key information documents for packaged retail and insurance-based investment products (PRIIPS);

24.	each person who is involved in the Transaction (whether as a party to the Indenture or otherwise) has complied and will continue to comply with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations and that the performance and enforcement of the Indenture is consistent therewith.

Smith & Nephew plc	7	14 October 2020

Schedule 3
QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.	The Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

2.	The Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted.

3.	This opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors.

4.	We express no opinion on whether the entry into of the Indenture or issuance of the Notes may result in the breach of any restrictions imposed on any of the parties by its constitutional documents or by any instrument to which any such person is a party or by which it may be bound.

5.	We have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement, Prospectus Supplement or any other document referred to therein, or that no material facts have been omitted therefrom.

6.	We express no opinion as to whether the Registration Statement or Prospectus Supplement (or any part of either of them) contains all the information required to be contained in it or whether the persons responsible for the Registration Statement or Prospectus Supplement have discharged their obligations thereunder.